Filed Pursuant to Rule 424(b)(3)
Registration No. 333-265588

J.P. MORGAN REAL ESTATE INCOME TRUST, INC.

SUPPLEMENT NO. 3 DATED SEPTEMBER 22, 2022

TO THE PROSPECTUS DATED JULY 22, 2022

This prospectus supplement (the “Supplement”) is part of and should be read in conjunction with the prospectus of J.P. Morgan Real Estate Income Trust, Inc., dated July 22, 2022 (the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purposes of this Supplement are as follows:

•	to disclose the acquisition of a mezzanine loan;

•	to make certain updates to the Prospectus; and

•	to update the Form of Subscription Agreement in the Prospectus.

Acquisition of a Mezzanine Loan

In September 2022, we acquired a 62.7% interest in a $26.8 million mezzanine loan that financed the acquisition of a garden-style multifamily property located in Murfreesboro, Tennessee. Commercial Mortgage Income Fund, which is managed by the Adviser, acquired the remaining 37.3% of the loan, and, in accordance with our charter, the investment was approved by our board of directors. The mezzanine loan’s interest rate is determined based on Secured Overnight Financing Rate plus 5.22%. The mezzanine loan is part of a $76.8 million whole loan, which is comprised of a $50.0 million senior loan and the $26.8 million mezzanine loan. The initial term of the mezzanine loan is two years with up to three one-year extensions.

Updates to the Prospectus

As a result of our acquisition of the mezzanine loan described above during the month of September 2022, we will disclose the transaction price for each class of common stock being sold in this offering for subscriptions accepted as of November 1, 2022 and our NAV per share as of September 30, 2022 in a prospectus supplement expected to be filed with the SEC in the middle of October 2022. The transaction price will also be available on our website at www.jpmreit.com. As a result, all subscriptions for shares in this offering received in good order to be processed on November 1, 2022 will be at the November 1, 2022 transaction price disclosed in October 2022. Subscriptions to be accepted on October 1, 2022 will receive the initial purchase price of $10.00 per share, plus applicable upfront selling commissions and dealer manager fees.

In the Suitability Standards section, the following supersedes and replaces the suitability standard for Puerto Rico.

Puerto Rico Investors. Purchasers residing in Puerto Rico may not invest more than 10% of their liquid net worth in us, our affiliates and in other public, non-listed REITs. For purposes of Puerto Rico’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities.

In the Prospectus Summary section, the following supersedes and replaces the paragraph under the question “What are the repurchase terms for JPMIM’s investment in your company?”

JPMIM has agreed to hold all of the Class E shares and Class E units it owns until the earlier of (i) the first date that our NAV reaches $1.5 billion and (ii) three years from the commencement of this offering. Following such date, each month we will repurchase, without further action by JPMIM (each, a “JPM Mandatory Repurchase”), a number of Class E shares or Class E units in an amount equal to the amount available under our share repurchase plan’s 2% monthly and 5% quarterly caps (after satisfying repurchase requests from investors who purchase shares pursuant to this offering and other holders of shares that are otherwise subject to repurchase under our share repurchase plan), until such time as JPMIM’s equity ownership in us has been fully repurchased; provided, that the number of shares subject to each JPM Mandatory Repurchase may be reduced where holders of our Class E shares that are not subject to repurchase under our share repurchase plan request repurchase of their shares, in which case the Class E shares held by JPMIM and such other investors will be repurchased on a pro rata basis based on their respective percentage ownership in us immediately prior to such repurchase (not to exceed an aggregate number of shares equal to the amount available under our share repurchase plan’s 2% monthly and 5% quarterly caps). JPMIM has agreed to not sell, transfer or dispose of its initial investment of 20,000 shares in our Class E common stock for so long as the Adviser or its affiliate performs an advisory function for us. Notwithstanding the foregoing, we will not effect any JPM Mandatory Repurchase during any month in which the full amount of all shares requested to be repurchased by stockholders other than JPMIM under our share repurchase plan is not repurchased or when our share repurchase plan has been suspended. In addition, subject to certain exceptions, at any time where the shares of our common stock and units representing limited partnership interests in the Operating Partnership (“Operating Partnership units”) owned by JPMIM, together with any such shares and units owned by its affiliates, represent a 24.99% or lesser interest in us (such percentage referred to herein as the “JPM Interest”), we will, or will cause the Operating Partnership to, automatically and without further action by JPMIM, repurchase or redeem, as applicable, an amount of shares or units from JPMIM as may be necessary to cause the JPM Interest to remain equal to or less than 24.99% (each such repurchase or redemption, a “JPM Regulatory Repurchase”). To the extent the Adviser elects to receive its management fee in shares of our common stock or Operating Partnership units, we may repurchase those shares or units without regard to the limitations described above or the Early Repurchase Deduction (as defined below).

In the “Risk Factors” section of the Prospectus, the following supersedes and replaces the fifth paragraph in the risk factor titled “J.P. Morgan, the Adviser and their affiliates will face various conflicts of interest as a result of its relationship with our company.”

Subject to applicable law (including, without limitation, ERISA), from time to time certain Other J.P. Morgan Accounts or discretionary clients of the Adviser or its affiliates (collectively, “Other J.P. Morgan Clients”) may invest in our shares. Such investment may give rise to a conflict of interest for the Adviser and its affiliates between acting in our best interests and Other J.P. Morgan Clients, as Other J.P. Morgan Clients will have certain interests in the way in which we are operated which may conflict with the interests of other stockholders. This may create an incentive for the Adviser or its affiliates to take, or not to take, certain actions that it would not otherwise take. Such investments by Other J.P. Morgan Clients present a potential conflict of interest as the Adviser and its affiliates may have the incentive to favor Other J.P. Morgan Clients. For example, the Adviser and its affiliates may face a challenge in balancing the respective duties to the Other J.P. Morgan Clients, our company and our other stockholders, and the Adviser and its affiliates acting on behalf of an Other J.P. Morgan Client may have access to information that may not be available to other stockholders. In the event that we elect to satisfy a large repurchase request pursuant to our share repurchase plan for shares held by an Other J.P. Morgan Client, we may determine to dispose of assets when we otherwise would not have done so in order to fund the repurchase. A large share repurchase could also cause us to incur additional expenses related to funding the repurchase. However, the Adviser and its affiliates have established policies, including information barriers, reasonably designed to mitigate the foregoing and other conflicts of interest that may arise in connection with the investment in us by Other J.P. Morgan Clients, in an effort to ensure that the Adviser and its affiliates act in accordance with applicable law and their respective fiduciary obligations with respect to us and Other J.P. Morgan Clients. For example, the Adviser’s compliance program incorporates, among other things, written policies and procedures that are reasonably designed to prevent violations of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules that the SEC adopted under the Advisers Act, by the Adviser or any of its supervised persons. The Adviser’s information safeguarding barriers are also relied upon to protect the integrity of its investment processes, to comply with its fiduciary and regulatory obligations, to preserve confidentiality, and to prevent actual or perceived conflicts that may exist in connection with clients of other lines of business. Additionally, the Adviser’s Code of Ethics and Code of Conduct and Information Safeguarding and Barriers Policy requires all lines of business and the respective employees thereof to protect information from disclosure to Other J.P. Morgan Clients. In an unlikely scenario where we would seek to sell an asset to satisfy a repurchase request of an Other J.P. Morgan Client, the proposed sale would be subject to the scrutiny by the Adviser’s applicable oversight teams.

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The following disclosure replaces and supersedes the sixth paragraph in the section of the Prospectus titled “Management—Management Fee, Performance Participation and Expense Reimbursements” and all similar disclosure in the Prospectus.

The Adviser will advance on our behalf certain of our operating expenses through the earlier of (i) the first date that our NAV reaches $500 million and (ii) December 31, 2023. We will reimburse the Adviser for all such advanced operating expenses ratably over the 60 months following such date.

The following disclosure replaces and supersedes the first paragraph in the “Description of Capital Stock—Distribution Reinvestment Plan” section of the Prospectus.

We have adopted a distribution reinvestment plan. Holders of shares of our common stock will have the cash distributions attributable to the shares they own reinvested in additional shares; provided, however, that clients of certain participating broker-dealers that do not permit automatic enrollment in our distribution reinvestment plan and stockholders that are residents of certain states that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to participate in our distribution reinvestment plan. Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont and Washington investors will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional shares of our common stock.

The following disclosure replaces and supersedes the first paragraph in the “Plan of Distribution—Stockholder Servicing Fees —Class T Shares, Class S Shares and Class D Shares” section of the Prospectus.

Subject to FINRA limitations on underwriting compensation and certain other limitations described below, we will pay the Dealer Manager selling commissions over time as a stockholder servicing fee (i) with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of an investment professional stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the Class T shares; however, with respect to Class T shares sold through certain participating broker-dealers, the adviser stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares, (ii) with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares and (iii) with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares. We will not pay a stockholder servicing fee with respect to our outstanding Class I shares or Class E shares. The stockholder servicing fees are selling commissions paid over time and the amount an investor pays may exceed the actual number of services they receive. The stockholder servicing expenses borne by the participating brokers may be different from and substantially less than the amount of stockholder servicing fees charged.

Form of Subscription Agreement

The Form of Subscription Agreement included as Appendix C in the Prospectus is superseded and replaced with the Form of Subscription Agreement attached as Appendix A to this supplement.

3

Appendix A

Form of Subscription Agreement

Subscription Agreement for Shares of Common Stock of J.P. Morgan Real Estate Income Trust, Inc.

1.	Your Investment

Investment Amount $	☐ Initial Purchase

☐ Subsequent Purchase

Investment Method
☐ By mail	Attach a check to this agreement. Make all checks payable to: J.P. MORGAN REAL ESTATE INCOME TRUST
DST Asset Manager Solutions, Inc. PO Box 219125 Kansas City, MO 64121-9125
☐ By wire	Name: DST AS AGENT FOR J.P. MORGAN ALTERNATIVES
Bank Name: UMB
ABA: 101000695
DDA: 9872585712

☐ Broker-dealer/Investment Professional will make payment on your behalf

  * Cash, cashier’s checks/official bank checks, temporary checks, foreign checks, money orders, third-party checks, or travelers checks are not accepted.

  SHARE CLASS SELECTION (required)

☐	SHARE CLASS T (minimum investment $2,500)

☐	SHARE CLASS S (minimum investment $2,500)

☐	SHARE CLASS D (Minimum investment $2,500; available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus)

☐	SHARE CLASS I (Minimum investment $1,000,000 (unless waived); available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus)

Are you (1) a J.P. Morgan Real Estate Income Trust, Inc. executive officer or director or their immediate family member or (2) an officer or employee of the adviser, J.P. Morgan or other affiliate or their immediate family member? (required)

☐ A J.P. Morgan Real Estate Income Trust, Inc. executive officer or director or their immediate family member	☐ An officer or employee of the Adviser, J.P. Morgan or other affiliate or their immediate family member	☐ Not Applicable

2.	Ownership Type (Select only one)

Taxable Account Type	Non-Taxable Account Type
BROKERAGE ACCOUNT NUMBER	CUSTODIAN ACCOUNT NUMBER

☐ INDIVIDUAL OR JOINT TENANT WITH RIGHTS OF SURVIVORSHIP	☐ IRA

☐ TRANSFER ON DEATH (Optional Designation. Not Available for Louisiana Residents. See Section 3C.) ☐ TENANTS IN COMMON ☐ COMMUNITY PROPERTY	☐ ROTH IRA ☐ SEP IRA ☐ SIMPLE IRA ☐ PENSION PLAN (Include Certification of Investment Powers Form)

☐ UNIFORM GIFT/TRANSFER TO MINORS STATE OF	☐ OTHER

☐ TRUST (Include Certification of Investment Powers Form)

☐ CORPORATION / PARTNERSHIP / OTHER

(Corporate Resolution or Partnership Agreement Required)

Custodian Information (to be completed by custodian): Name                          Tax ID#                          Phone#

Entity Name - Retirement Plan/Trust/Corporation/Partnership/Other

(Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3A and 3B)

Entity Name Tax ID Number	Date of Trust:	Exemptions (See Form W-9 instructions at www.irs.gov)
Entity Type (Select one. Required)

☐ Retirement Plan ☐ Trust ☐ S-Corp	☐ C-Corp ☐ LLC ☐ Partnership	Exempt payee code (if any)

☐ Other (please indicate)	Jurisdiction (if Non-U.S.)	Exemption from FATCA reporting
	(Attach a completed applicable Form W-8)	code (if any)

2A.	Benefit Plan Investor

Are you a “Benefit Plan Investor” (as defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) )?

☐	YES	☐	NO

If “Yes”, what percentage of your assets constitute “plan assets” under Similar Law1?                 %

You shall immediately notify DST Asset Manager Solutions upon any change in the percentage of your assets that constitute “plan assets” under Similar Law.

If the answer to Question 2A is “No”, and after the date hereof you become a Benefit Plan Investor, you shall immediately notify DST Asset Manager Solutions as to what percentage of its assets constitute “plan assets” under Similar Law. Thereafter, you shall immediately notify DST Asset Manager Solutions upon any change in the percentage of your assets that constitute “plan assets” under Similar Law.

3.	Investor Information

A. Investor Name (Investor/Trustee/Executor/Authorized Signatory Information)
(Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address.)

First Name	(MI)	Last Name		Gender

Social Security Number/Tax ID		Date of Birth (MM/DD/YYYY)	Daytime Phone Number
Residential Street Address		City	State	Zip Code
Email Address

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below (required)

☐ Resident Alien	☐ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. Oct 2021)	Country of Citizenship

B. Co-Investor Name (Co-Investor/Co-Trustee/Co-Authorized Signatory Information, if applicable)

First Name	(MI)	Last Name		Gender

Social Security Number/Tax ID		Date of Birth (MM/DD/YYYY)	Daytime Phone Number

Residential Street Address		City	State	Zip Code

Email Address

[1]

“Similar Law” means any federal, state, local, non-U.S. or other law or regulation that contains one or more provisions that are (i) substantially similar to any of the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Code §4975, and/or (ii) substantially similar to the provisions of the Plan Asset Regulation or otherwise provide that the assets of the Corporation could be deemed to include “plan assets” under such law or regulation.

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below (required)

☐ Resident Alien	☐ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. Oct 2021)	Country of Citizenship

If you are a J.P. Morgan Employee, Officer, Director or Affiliate, please Select One below (required)

☐ J.P. Morgan Employee	☐ J.P. Morgan Officer or Director	☐ J.P. Morgan Affiliate

C. Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only.) (Not available for Louisiana residents.) (Beneficiary Date of Birth required. Whole percentages only; must equal 100%.)

First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary
☐ Secondary %
First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary
☐ Secondary %
First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary
☐ Secondary %
First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary
☐ Secondary %

4.	Contact Information (If different than provided in Section 3A)

Email Address

Mailing Address	City	State	Zip Code

5.	Select How You Want to Receive Your Distributions (Select only one)

You are automatically enrolled in our Distribution Reinvestment Plan, unless you are a resident of ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, VERMONT OR WASHINGTON. If you are a resident of ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, VERMONT OR WASHINGTON, you will receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan.

Step 1: Cash Distribution Election

A)

If you are a resident of ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, VERMONT OR WASHINGTON, you are not automatically enrolled in the Distribution Reinvestment Plan. If you want to receive cash distributions:

a.	Non-Custodial Investors: complete Section 5.A. or 5.C.
b.	Custodial Investors: complete Section 5.B.

B)	If you are not a resident of the states listed above, you are automatically enrolled in the Distribution Reinvestment Plan. If you want to elect to receive cash distributions:
a.	Non-Custodial Investors: complete Section 5.A. or 5.C.
b.	Custodial Investors: complete Section 5.B.

Step 2: Distribution Reinvestment Election

A)

If you are a resident of ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, VERMONT OR WASHINGTON, initial here                      to enroll in the Distribution Reinvestment Plan and continue to Section 6.

B)

If you are not a resident of the states listed above, you are automatically enrolled in the Distribution Reinvestment Plan. If you want to remain enrolled in the Distribution Reinvestment Plan, continue to Section 6.

Only complete the Cash Distribution Information section below if you do not wish to enroll in the Distribution Reinvestment Plan.

Cash Distribution Information

For Custodial held accounts, if you are not enrolled in the Distribution Reinvestment Plan, the funds must be sent to the Custodian.

5.A. ☐ Cash/Check Mailed to the address set forth above (Available for Non-Custodial Investors only.)
5.B. ☐ Cash/Check Mailed to Third Party/Custodian

Name/Entity Name/Financial Institution		Mailing Address
City	State	Zip Code	Account Number (Required)
5.C. ☐ Cash/Direct Deposit Attach a pre-printed voided check. (Available for Non-Custodial Investors only.)

I authorize J.P. Morgan Real Estate Income Trust, Inc. or its agent to deposit my distributions into my checking or savings account. This authority will remain in force until I notify J.P. Morgan Real Estate Income Trust, Inc. in writing to cancel it. In the event that J.P. Morgan Real Estate Income Trust, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name	Mailing Address	City	State
Your Bank’s ABA Routing Number		Your Bank Account Number

PLEASE ATTACH A PRE-PRINTED VOIDED CHECK

6.	Broker-Dealer/Investment Professional Information (Required Information. All fields must be completed.)

For Investment Advisers Only: Please ensure you have spoken to your JPMorgan Asset Management wholesale representative prior to submitting this Subscription Agreement to ensure it is accepted. If you do not have a JPMorgan wholesale representative, please call 1-800-338-4345.

The Investment Professional must sign below to complete the order. The Investment Professional hereby warrants that he/she is duly licensed and may lawfully sell or advise its clients regarding the purchase of Shares in the state designated as the investor’s legal residence. If applicable, the Investment Professional on behalf of the Investment Adviser hereby represents and warrants that it is registered and licensed (or exempt therefrom) with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940 and/or in each state where required.

Broker-Dealer/Investment Adviser		Investment Professional Name
Mailing Address
City	State		Zip Code
Investment Professional Number	Branch Number		Telephone Number
E-mail Address		Fax Number

The undersigned Investment Professional confirm(s), which confirmation is made on behalf of the Broker-Dealer with respect to sales/purchases of securities made through a Broker-Dealer and/or the Investment Adviser which the Investment Professional represents, that he or she (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor’s prospective purchase of Shares with such investor; (iii) has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) has delivered or made available a current Prospectus and related supplements, if any, to such investor and has limited the use of sales literature and other materials with investors to those materials approved in writing by the J.P. Morgan Real Estate Income Trust, Inc.; (v) has reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; (vi) has reasonable grounds to believe that the purchase of Shares, including the particular share class, is a suitable investment for such investor, that such investor meets the suitability standards (including with respect to any State specific requirements) applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) has advised such investor that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Prospectus. The undersigned Investment Professional represents and certifies that, if the investor is a “retail customer” as defined in Regulation Best Interest, (i) the undersigned has a reasonable basis to believe that (a) a purchase of Shares would be in the best interest of the investor based upon the investor’s investment profile and the potential risks, rewards, and costs associated with such an investment and (b) the undersigned has not placed his or her interests ahead of the interest of the investor in recommending such investment and (ii) the undersigned has complied with any applicable enhanced standard of conduct, including, but not limited to, the other requirements of Regulation Best Interest in relation to the proposed purchase of Shares if applicable to such Investment Professional. The undersigned Investment Professional further represents and certifies that, in connection with this subscription for Shares, he or she has not relied on any recommendation from JPMII (as defined below), has complied with and has followed all applicable legal requirements pertaining to the Investment Professional’s activities, including Anti-Money Laundering and Customer Identification Programs, and that in any event the investor has been subjected to appropriate identity verification, due diligence, and review by the Broker-Dealer, Investment Adviser, its or their custodian(s), or other obligated third parties in accordance with such requirements.

The Investment Professional understands that J.P. Morgan Institutional Investments Inc. (JPMII), the dealer manager for this offering, will not act as the broker-dealer of record in connection with any investment in J.P. Morgan Real Estate Income Trust, Inc.

X			X
	Investment Professional Signature	Date		Branch Manager (if required by Broker-Dealer) Signature	Date

7.	Electronic Delivery Form (Optional)

Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from J.P. Morgan Real Estate Income Trust, Inc. If you would like to consent to electronic delivery, including pursuant to email, please check the box below for this election.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) email stockholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

By consenting to electronic access, you will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials.

I consent to electronic delivery

Initials

Email

If blank, the email provided in Section 4 or Section 3A will be used.

8.	Subscriber Signatures

J.P. Morgan Real Estate Income Trust, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, J.P. Morgan Real Estate Income Trust, Inc. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce J.P. Morgan Real Estate Income Trust, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

8.a. Please Note: All Items in this Section Must Be Read and Initialed

I have received a copy of the Final Prospectus.
	Initials	Initials
I/We have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000.
	Initials	Initials
In addition to the general suitability requirements described above, I/we meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.”
	Initials	Initials
If I am an entity that was formed for the purpose of purchasing Shares, each individual that owns an interest in such entity meets the general suitability requirements described above.
	Initials	Initials
I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.
	Initials	Initials
I acknowledge that the Shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Prospectus.
	Initials	Initials
I am purchasing the Shares for my own account.
	Initials	Initials

I understand that the transaction price per share at which my investment will be executed will be made available at www.jpmreit.com and in a prospectus supplement filed with the SEC, available at www.sec.gov.
	Initials	Initials
I understand that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of the month and (ii) three business days after the transaction price is made available. I understand that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly on J.P. Morgan Real Estate Income Trust, Inc.’s toll-free, automated telephone line, 844-753-6353.
	Initials	Initials
If I am a banking entity, as defined in Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and the rules promulgated thereunder including Regulation VV of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 248) or any successor to such act or regulation (collectively, the “Volcker Rule”), I hereby represent that the acquisition and retention of the Shares meet the requirements of and would not violate any prohibitions set forth in the Volcker Rule.
	Initials	Initials
8.b. If you live in any of the following states, please read the following carefully: Alabama, California, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Missouri, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oregon, Pennsylvania, Puerto Rico, Tennessee, and Vermont
For purposes of determining whether you satisfy the standards below, your net worth is calculated excluding the value of your home, home furnishings and automobiles, and, unless otherwise indicated, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.
If I am an Alabama resident, my investment in J.P. Morgan Real Estate Income Trust, Inc and in the securities of other public, non-listed REITs sponsored by JPMIM may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.
	Initials	Initials
If I am a California resident, I may not invest more than 10% of my net worth in this offering.
	Initials	Initials
If I am an Idaho resident, I have either (a) a net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. In addition, my total investment in J.P. Morgan Real Estate Income Trust, Inc. may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.
	Initials	Initials
If I am an Iowa resident, I have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, if I am not an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), my aggregate investment in this offering and in the securities of other public, non-listed REITs does not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.
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If I am a Kansas resident, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their total investment in this offering and other public, non-listed REITs to not more than 10% of such investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.
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If I am a Kentucky resident, my investment in J.P. Morgan Real Estate Income Trust, Inc. and its affiliated public, non-listed REITs real estate investment trusts may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.
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If I am a Maine resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.
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If I am a Massachusetts resident, my investment in J.P. Morgan Real Estate Income Trust, Inc. and in other illiquid direct participation programs may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.
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If I am a Missouri resident, no more than ten percent (10%) of my liquid net worth shall be invested in securities being registered in this offering. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.
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If I am a Nebraska resident, and I do not meet the definition of “accredited investor” as defined in Regulation D under the Securities Act, my aggregate investment in this offering and in the securities of other public, non-listed REITs may not exceed 10% of my net worth.
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If I am a New Jersey resident, I must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000 In addition, a New Jersey investor’s investment in J.P. Morgan Real Estate Income Trust, Inc., its affiliates, and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liability) that consists of cash, cash equivalent and readily marketable securities.
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If I am a New Mexico resident I must limit my investment in J.P. Morgan Real Estate Income Trust, Inc and other public, non-listed REITs to 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.
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If I am a North Dakota resident, I have a net worth of at least 10 times my investment in J.P. Morgan Real Estate Income Trust, Inc.
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If I am an Ohio resident, my investment in J.P. Morgan Real Estate Income Trust, Inc and other public, non-listed REITs may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
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If I am an Oregon resident, my investment in J.P. Morgan Real Estate Income Trust, Inc. may not exceed 10% of my net worth.
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If I am a Pennsylvania resident, my investment in J.P. Morgan Real Estate Income Trust, Inc. may not exceed 10% of my net worth (exclusive of home, home furnishings, and automobiles). In addition, I understand that there is no minimum offering, and I am cautioned to carefully evaluate J.P. Morgan Real Estate Income Trust, Inc.’s ability to fully accomplish its stated objectives, and to inquire as to the current dollar value of its subscriptions. I understand that J.P. Morgan Real Estate Income Trust, Inc. will not sell shares in Pennsylvania until it has obtained at least $167,000,000 in assets.
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If I am a Puerto Rico resident, my investment in J.P. Morgan Real Estate Income Trust, Inc., its affiliates and other public, non-listed REITs may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
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If I am a Tennessee resident who is not an “accredited investor” as defined in 17 C.F.R. § 230.501, my investment in J.P. Morgan Real Estate Income Trust, Inc. may not be more than 10% of my net worth.
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If I am a Vermont resident and I am not an “accredited investor” as defined in 17 C.F.R. § 230.501, my investment in this offering may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.
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In the case of sales to fiduciary accounts, the minimum standards above shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.

J.P. Morgan Institutional Investments Inc. (JPMII), the dealer manager for this offering, will not act as your broker-dealer of record in connection with any investment in J.P. Morgan Real Estate Income Trust, Inc.

I declare that the information supplied above is true and correct and may be relied upon by J.P. Morgan Real Estate Income Trust, Inc. I acknowledge that the Broker-Dealer/Investment Professional (Broker-Dealer/Investment Professional of record) indicated in Section 6 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker-Dealer/Investment Professional of record at any time by contacting J.P. Morgan Real Estate Income Trust, Inc. at the number indicated below.

I am capable of evaluating investments and investment risks independently (in general and with a non-listed REIT investment) and am exercising independent judgment in making any non-listed REIT investment. I understand that a non-listed REIT investment may not be redeemed except at certain times, which will limit an investor’s ability to sell the investment to meet immediate financial needs.

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors):

Under penalties of perjury, I certify that:

(1)	The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
(2)

I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)	I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and
(4)	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

J.P. Morgan Institutional Investments Inc. (JPMII), the dealer manager for this offering, will not act as the broker-dealer of record in connection with any investment in J.P. Morgan Real Estate Income Trust, Inc. Shares will be held in your name on the books of J.P. Morgan Real Estate Income Trust, Inc. J.P. Morgan Institutional Investments Inc. (JPMII) will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you want to receive financial advice regarding a prospective investment in the shares, contact your broker-dealer or other financial intermediary.

X			X
	Signature of Investor	Date		Signature of Co-Investor or Custodian (If applicable)	Date

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

9.	Miscellaneous

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of J.P. Morgan Real Estate Income Trust, Inc. experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 8 above, they are asked to promptly notify J.P. Morgan Real Estate Income Trust, Inc. and the Broker-Dealer in writing. The Broker-Dealer may notify J.P. Morgan Real Estate Income Trust, Inc. if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 8 above, and J.P. Morgan Real Estate Income Trust, Inc. may rely on such notification to terminate such investor’s participation in the Distribution Reinvestment Plan.

No sale of Shares may be completed until at least five business days after you receive the final Prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of J.P. Morgan Real Estate Income Trust, Inc.

J.P. Morgan Real Estate Income Trust, Inc. Investor Relations: 844-753-6353

You can access J.P. Morgan Investment Management Inc.’s Form ADV at https://adviserinfo.sec.gov/firm/summary/107038.